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                                        JOHN C. WALTER
                                   12200 NORTH PECOS STREET
                                    DENVER, COLORADO 80234


                                       September 27, 1996


Western Gas Resources, Inc.
12200 North Pecos Street
Denver, Colorado 80234

                                Re: Consent to Use of Name
                                    ----------------------


Dear Sirs,

        I hereby consent to the use of my name in the Registration Statement on Form S-3 of Western Gas Resources, Inc., filed with the Securities and Exchange Commission (the "Commission") on September 27, 1996 under the caption "Legal Opinions." I also consent to the filing with the Commission as Exhibit 5.1 to such Registration Statement of my opinion dated September 27, 1996.

                                        Yours truly,

                                        John C. Walter



                                                                    Exhibit 23.2